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                                                                     Exhibit 3.5

                            ARTICLES OF INCORPORATION

                                       OF

                       GREAT DANE TRAILERS NEBRASKA, INC.



                                      I.

            The name of the corporation is: "Great Dane Trailers Nebraska, Inc."

                                      II.

            The corporation shall have perpetual duration.

                                     III.

            The corporation is organized for profit under the Nebraska Business Corporation Act for the purpose of the manufacturing of truck trailers and the doing and performing of all acts and things incidental and/or related thereto, and for any other lawful purpose for which corporations may be incorporated under sections 21-2001 to 21-20,134 of the Nebraska Business Corporation Act.

                                      IV.

            The corporation shall have all of the powers and shall enjoy all of the rights, privileges and immunities as provided for under the Nebraska Business Corporation Act.

                                      V.

            The corporation shall have the authority to issue not more than 1,000 shares of $1.00 par value common stock.

                                      VI.

            The initial registered office of the corporation shall be


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located at 1200 Centennial Road, Wayne, Wayne County, Nebraska 68787.  The
initial registered agent of the corporation is K. L. Mendel, whose address is 1200 Centennial Road, Wayne, Nebraska 68787.

                                     VII.

            The name and address of the incorporator is John M. Hewson, III, Hunter, Maclean, Exley & Dunn, P.C., Third Floor, 200 East St. Julian Street, Savannah, Georgia 31401.

                                     VIII.

            The mailing address of the initial principal office of the corporation is c/o K. L. Mendel, 1200 Centennial Road, Wayne, Nebraska 68787.

                                      IX.

            The corporation may make distributions to its shareholders and/or purchase its own shares to the fullest extent permitted by the Nebraska Business Corporation Act as the same now exists or hereafter may be amended.

            IN WITNESS WHEREOF, the undersigned incorporator has set his hand and seal to these Articles of Incorporation, this 4th day of December, 1989.


                                     /s/ JOHN M. HEWSON III (L.S.)
                                    -----------------------
                                    John M. Hewson, III,
                                    Incorporator

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GREAT DANE TRAILERS, INC.

Lathrop Avenue
P.O. Box 67
Savannah, Georgia  31402-0067
(912) 232-4471

December 6, 1989

Secretary of State of Nebraska
Corporations Division
State Capitol Building
Lincoln, Nebraska  68509

      Re:  Incorporation of Great Dane Trailers Nebraska, Inc.

Dear Sir:

            As Secretary of Great Dane Trailers, Inc., and Great Dane Trailers Indiana, Inc., I hereby state the following:

            1. Great Dane Trailers, Inc., a Georgia corporation, is qualified to do business in the State of Nebraska.

            2. Great Dane Trailers Indiana, Inc., a Delaware corporation, is qualified to do business in the State of Nebraska.

            3. Great Dane Trailers Indiana, Inc., owns the trade name "Great Dane Trailers Nebraska," for use in the State of Nebraska.

            4. Permission is hereby granted that the Articles of Incorporation of Great Dane Trailers Nebraska, Inc., a Nebraska corporation, be filed by your office.

            Should you require additional information, please do not hesitate to contact me.

Very truly yours,

GREAT DANE TRAILERS, INC.
By:   s/ DANIEL J. O'CONNOR
   ----------------------------
      Daniel J. O'Connor
      Secretary

GREAT DANE TRAILERS INDIANA, INC.

By:   s/ DANIEL J. O'CONNOR
   ----------------------------
      Daniel J. O'Connor
      Secretary


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                                                      STATE OF NEBRASKA )
                                                                        )  ss.
                                                         WAYNE COUNTY   )

I, Linda Granfield, of said County, being first duly sworn, do depose and say that I am bookkeeper of THE WAYNE HERALD, which is a legal semi-weekly newspaper, wholly printed and published in its office in Wayne, Wayne County, Nebraska, for more than fifty-two consecutive weeks prior to the first publication of the annexed notice and the present time; that said newspaper now has and during all of that time had an actual bona fide circulation of more than three hundred copies weekly within said Wayne County, and that the notice hereto attached has been published weekly for three consecutive week(s), in said paper, commencing on the 14 day of December, 1989, and ending on the 28 day of December 1989 and further deponent sayeth not.

    s/ LINDA GRANFIELD
- -----------------------------

Subscribed and sworn to before me this 10th day of January, 1990.

       s/ PEGGY L. WRIGHT
- -------------------------------
                  Notary Public


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                       CERTIFICATE OF REVIVAL OR RENEWAL

                    OF A DOMESTIC OR NONPROFIT CORPORATION

                      To be submitted, in duplicate, to:
                 Secretary of State, Suite 2300 State Capitol,
                            Lincoln, Nebraska 68509

KNOWN ALL MEN BY THESE PRESENTS:

1. Now comes Kenneth L. Mendel, Vice President, and Robert V. Dyer, Asst. Secretary and/or Treasurer, who on April 1, 1990, were duly elected as officers of Great Dane Trailers Nebraska Inc. located as 1200 N. Centennial Rd. Wayne, NE. 68787 a Nebraska corporation duly organized under and by virtue of the laws of the state of Nebraska, for the purposes of revising or renewing said corporation.

2. The existence of this corporation became (or will become) inoperative on April 16, 1990, because of dissolution by the office of the Secretary of State by expiration of existence, or for nonpayment of occupational taxes or annual fees. The revival of this corporation shall be perpetual unless sooner dissolved by proper action of its stockholders, or by due process of law.

3. The registered office of this corporation in Nebraska shall be 1200 N. Centennial Rd* Wayne Wayne Nebraska 68787 and the registered agent at such address shall be Kenneth L. Mendel.**

* Address shall be complete, using full street address. A box number is acceptable only in those cases where street addresses are not available.

** If the above-named registered agent or registered office constitutes a change from the previous designation, this information will be entered onto the corporation's records in this office. No further notification or filing of a separate form is necessary.

                                          SIGNATURE OF AT LEAST TWO
                                          OFFICERS REQUIRED:
      FILING FEES.

      Domestic Revival . . .$28,00        Vice President KENNETH L. MENDEL
                                                         -----------------

      Nonprofit Revival. . .$18.00        Asst. Secretary  ROBERT V. DYER
                                                          ---------------
                                          Treasurer
                                                   -----------------------

- --------------------------------------------------------------------------


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             CERTIFICATE OF GOOD STANDING IN THE STATE OF NEBRASKA

I, ALLEN J. BEERMANN, Secretary of State, do hereby certify the above-named corporation to be in good standing.

IN TESTIMONY WHEREOF, the Secretary of State of Nebraska has hereby affixed his signature or facsimile thereof and seal on the date set out in the recording data.


      (State Seal)

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                                   DOMESTIC

                 CHANGE OF REGISTERED AND/OR REGISTERED OFFICE

                             (Submit in Duplicate)

TO:  ALLEN J. BEERMANN, Secretary of State, Lincoln, Nebraska 68509

The following corporation, pursuant to the laws of the State of Nebraska, does hereby wish to change its Registered Agent and/or Registered Office in the State of Nebraska.

                GREAT DANE TRAILERS NEBRASKA, INC.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

BEFORE CHANGE:        GREAT DANE TRAILERS NEBRASKA, INC.

Registered Agent:       KENNETH L. MENDEL             1046128
                        1200 N. CENTENNIAL RD.

Registered Office       WAYNE             NE 68787          Nebraska

- -----------------
The following change of registered office, registered agent, or both, were authorized by a resolution duly adopted by the board of directors on the ______ day of July 1990.

The registered office of this corporation in Nebraska shall be 1200 N. Centennial Rd* Wayne Nebraska 68787 and the registered agent at such address shall be Terry Hanson.

* Address shall be complete, using full street address. A box number is acceptable only in those cases where street addresses are not available.


Such statement shall be executed by the corporation by its president or a vice president:

Dated:         8-6-92             President:
      -------------------------             ----------------------------------
                                    or
                                    Vice President:
                                                   ---------------------------